Exhibit 3.3

A432035 State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this MAY 12 1993  [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 86 40888

A432035 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD MARKETS, INC. ENDORSED FILED In the office of the Secretary of State of the State of California MAY 11 1993 MARCH FONG EU. Secretary of State JOHN R. MOORMAN and SANDRA V. GOOCH certify that: 1. He is the President and she is the Secretary, respectively, of MRS. GOOCH’S NATURAL FOOD MARKETS, INC., a California corporation. 2. Article VIII of the Articles of Incorporation of this corporation is to be replaced it its entirety and replaced with the following: “VIII The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.” 3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors. 4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 22,727. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote was more than 50%.

Each of the undersigned declares under penatly of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge. Dated: May 10, 1993 JOHN R. MOORMAN JOHN R. MOORMAN, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary The undersigned shareholders representing 100% of the outstanding stock, consent to this Amendment to the Articles of Incorporation. JOHN R. MOORMAN [ILLEGIBLE] JOHN R. MOORMAN DAN VOLLAND SANDRA V. GOOCH SANDRA V. GOOCH

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD MARKETS, INC, DAN VOLLAND AND SANDRA V. GOOCH certify that: 1. He is the President and she is the Secretary, respectively, of MRS. GOOCH’S NATURAL FOOD MARKETS, INC., a California corporation. 2. Item 5 of the Certificate of Amendment of Articles of Incorporation of Mrs. Gooch’s Natural Food Store dated June 27, 1978, and recorded July 10, 1978 is hereby deleted from the Articles of Incorporation of Mrs. Gooch’s Natural Food Markets Inc. 3. This amendment has been approved by the Board of Directors. 4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 22,727. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. 5. This corporation has only one class of stock. (Common Stock) 6. The corporation has continuously acted as a corporation and has done business as such from December 6, 1976 to the date of these amendments. Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge. DATED: april 1, 1991 [ILLEGIBLE] DAN VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary

A379099 State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this NOV 22 1989 [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 86 40888

A379099 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. DAN VOLLAND AND SANDRA V. GOOCH certify that: 1. He is the President and she is the Secretary, respec¬tively, of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC., a California corporation. 2. Article I of the Articles of Incorporation of said Corporation shall be amended to read in full as follows: “The name of the corporation is MRS. GOOCH’S NATURAL FOOD MARKETS, INC.” 3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors. 4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 22,727. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge. DATED: 11/1/89 [ILLEGIBLE] DAN VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary ENDORSED FILED In the office of the Secretary of State of the State of California NOV 13 1989 MARCH FONG EU, Secretary of State WPMAG22:jm -1- GOOCH AMEND 10/18/89

State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this JAN - 5 1989 [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 86 40888

A362751 ENDORSED FILED In the office of the Secretary of State of the State of California DEC 12 1988 MARCH FONG EU, Secretary of State CERTIFICATE OF CORRECTION OF CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. DAN VOLLAND and SANDRA GOOCH certify that: 1. They are the president and the secretary, respectively, of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS/ INC., a California Corporation. 2. The name of the corporation is MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC., and it is a California Corporation. 3. The instrument being corrected is entitled “CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC.”, and said instrument was filed with the Secretary of State of the State of California on May 16, 1988. 4. Paragraph “2” of said Certificate of Amendment, as corrected, should read as follows: The Articles of Incorporation are amended to add the following paragraphs VII and VIII to the Articles of Incorporation: 5. That said paragraph “2”, as corrected, conforms the wording of the amended article to that adopted by the board of directors and shareholders. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. DATE: October 28 , 1988  [ILLEGIBLE] DAN VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary

State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this JUN 2 1988 [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 86 40888

ENDORSED FILED In the office of the Secretary of State of the State of California MAY 1 6 1988 MARCH FONG EU, Secretary of State CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION DAN VOLLAND and SANDRA GOOCH certify that: 1. He is the President and she is the Secretary respectively of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC., a California corporation. 2. The Articles of Incorporation are amended to add the following paragraphs VII and VII to the articles of incorporation: VII “The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.” VIII “The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.” 3. The foreging amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 22,727. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. 4. The foregoing amendment of articles of incorporation has been duly approved by the board of directors. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Date: April 26 , 1988 [ILLEGIBLE] DAN VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary

MARCH FONG EU
SECRETARY OF STATE

STATE OF CALIFORNIA
SECRETARY OF STATE
1230 J STREET
SACRAMENTO 95814
(916) 445-1360

No. 438882

12-8-82 sr
DATE

RHODES, MALONEY, HART, MULLEN & JAKLE
P. O. BOX 1069
SANTA MONICA, CA 90406-1069
ATTN: CHARLES, R. HART, JR.

STATE OR COUNTRY

DATE OF INCORPORATION

IF STATEMENT INDICATES BALANCE DUE, DETACH THIS PART AND RETURN WITH REMITTANCE

CORPORATION NO. ______

RE: MRS. GOOCH'S NATURAL FOOD RANCH MARKETS, INC.

Fee	Item	AMOUNT CHARGED
$70.00	Filing articles of incorporation stock	
20.00	Filing Articles/Nonprofit	
350.00	Filing Statement and Designation, Foreign Corporation	
20.00	Filing Statement and Designation, Nonprofit	
2.00	Affixing certificate and seal to copy	
1.00	Comparing	
30¢ per page	Making copy	
15.00	Filing certificate of amendment articles of incorporation	15.00
15.00	Filing Amended Statement and Designation by Foreign Corporation	
45.00	Filing merger transaction	
50.00	Filing Registration of Corporate Name by Foreign Corporation	
3.00	Issuing certificate of filing	
3.00	Issuing certificate of non-filing	
3.00	Issuing certificate of status	
3.00	Issuing certificate of listings re corporate documents	
3.00	Issuing certificate of suspension	
2.00	Certifying to qualification of (officer)	
5.00	Attesting commission	
1.00	Reproduction statement of officers	
	Special handling	
	Minimum franchise tax prepayment	

No. 438882 **PAID**

TOTAL CHARGES 15.00

AMOUNT RECEIVED 15.00

REFUND ______

BALANCE DUE ______

RE-1—(REV. 1-82) OSP

State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this DEC.6 - 1982 [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 [ILLEGIBLE]

ENDORSED FILED In the office of the Secretary of State of the State of California NOV 26 1982 MARCH FONG EU, Secretary of State By JAMES E. HARRIS Deputy CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. DANNY O. VOLLAND and SANDRA V. GOOCH, certify that: 1. They are the President and Secretary, respectively, of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. 2. Article VII shall be deleted from the Articles of Incorporation in its entirety. 3. This amendment has been approved by the Board of Directors. 4. This amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporation Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote only. The corporation has 22,727 shares outstanding and hence the total number of shares entitled to vote with respect to the amendment was 22,727. The number” of shares voting in favor of the amendment equalled the vote required and the amendment was approved by the affirmative votes of 100% of the outstanding voting shares. 5. The corporation has continuously acted as a corporation and done business as such from December 10, 1976 to the date of this amendment. [ILLEGIBLE] DANNY O. VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct of their own knowledge. Executed at Los Angeles, California this 16 day of NOVEMBER , 1982. [ILLEGIBLE] DAN VOLLAND, President SANDRA V. GOOCH, Secretary SANDRA V. GOOCH, Secretary - 2 -

State of California OFFICE OF THE SECRETARY OF STATE I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this DEC.6 - 1982 [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE-107 [ILLEGIBLE]

ENDORSED FILED In the office of the Secretary of State of the State of California NOV 23 1982 MARCH FONG EU, Secretary of State By JAMES E. HARRIS Deputy CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. DANNY O. VOLLAND and SANDRA V. GOOCH, certify that: 1. They are the President and Secretary, respectively, of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. 2. Article VII shall be deleted from the Articles of Incorporation in its entirety. 3. This amendment has been approved by the Board of Directors. 4. This amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporation Code. The corporation has only one class of shares Each outstanding share is entitled to one vote only. The corporation has.22,727 shares outstanding and hence the total number of shares entitled to vote with respect to the amendment was 22,727. The number of shares voting in favor of the amendment equalled the vote required and the amendment was approved by the affirmative votes of 100% of the outstanding voting shares. 5. The corporation has continuously acted as a corporation and done business as such from December 10, 1976 to the date of this amendment. [ILLEGIBLE] DANNY O. VOLLAND, President [ILLEGIBLE] SANDRA V. GOOCH, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct of their own knowledge. Executed at Los Angeles, California this 16 day of NOVEMBER , 1982. [ILLEGIBLE] DANNY O.VOLLAND, President [ILLEGIBLE] SANDRA V. GOOCH, Secretary - 2 -

State of California OFFICE OF THE SECRETARY OF STATE I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this Jun 23 1982 [ILLEGBLE] Secretary of State SEC/STATE FORM CE.107 osp

ENDORSED FILED In the office of the Secretary of State of the State of California JUN 16 1982 MARCH FONG EU, Secretary of State By JAMES E. HARRIS Deputy CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD STORE, INC. A California Corporation DAN VOLLAND and SANDRA V. GOOCH do hereby certify: 1. That they are the President and Secretary of MRS. GOOCH’S NATURAL FOOD STORE, INC., a California corporation. 2. That at a meeting of the Board of Directors of said Corporation duly held at Toluca Lake, California, on April 8, 1982, the following resolution was unanimously adopted by the entire authorized number of Directors: “RESOLVED that Article I of the Articles of Incorporation of this Corporation shall be amended to read as follows: ‘The name of the corporation is MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. ‘.” 3. The amendment herein set forth has been duly approved by shareholders holding one hundred percent (100%) of the outstanding shares. The corporation has only one class of shares and the number of outstanding shares is twenty-two thousand seven hundred twenty-seven (22,727) shares. [ILLEGIBLE] DAN VOLLAND, President [ILLEGIBLE] SANDRA V. GOOCH, Secretary -1-

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct. Executed at Toluca Lake, California, this 3rd day of May , 1982. [ILLEGIBLE] DAN VOLLAND, President [ILLEGIBLE] SANDRA V. GOOCH, Secretary -2-

A379099 State of California OFFICE OF THE SECRETARY OF STATE CORPORATION DIVISION I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this NOV 22 1989  [ILLEGIBLE] Secretary of State  SEC/STATE FORM CE.107 86 40888

A379099 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC. DAN VOLLAND AND SANDRA V. GOOCH certify that: 1. He is the President and she is the Secretary, respectively, of MRS. GOOCH’S NATURAL FOOD RANCH MARKETS, INC., a California corporation. 2. Article I of the Articles of Incorporation of said Corporation shall be amended to read in full as follows: “The name of the corporation is MRS. GOOCH’S NATURAL FOOD MARKETS, INC.” 3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors. 4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 22,727. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge. DATED: 11/1/89 [ILLEGIBLE] DAN VOLLAND, President [ILLEGIBLE] SANDRA V. GOOCH, Secretary ENDORSED FILED In the office of the Secretary of State of the State of California NOV 13 1989 MARCH FONG EU, Secretary of State WPMAG22:jm -1- GOOCH AMEND 10/18/89

State of California OFFICE OF THE SECRETARY OF STATE I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this JUL 14 1978  [ILLEGIBLE] Secretary of State

“The name of the corporation is MRS. GOOCH’S NATURAL FOOD STORE, INC. “ 3. Article IV of the Articles of Incorporation of said corporation shal be amended to read in full as follows: “(a) The number of directors of the corporation , is five (5). (b) The names and addresses of the persons appointed to act as the first directors are: Name Address Edward C. Gooch 10425 Summer Holly Circle Los Angeles, Calif. 90024 Danny O. Volland 804 North Holbrook Simi Valley, Calif. 93065 Sandra V. Gooch 10425 Summer Holly Circle Los Angeles, Calif. 90024 Donna L. Volland 804 North Holbrook Simi Valley, Calif. 93065 Edward Lonnegren Jr. 7417 Sunnybrae Canoga Park, Calif. 91306 (c) The number of directors of this corporation may be changed by By-Laws duly adopted by the shareholders of this corporation,” 4. Article V of the Articles of Incorporation of said corporation what be amended to read in full as follows: “The corporation is authorized to issue only one class of shares having a total number of 75, 000 shares. The par value of each share is $1.00 and - 1 -

Said exclusive right shall extend for a period of not less than thirty (30) days from the date of notice to said shareholders of the proposed sale. B. Before there can be a valid sale of the shares of the stock of this corporation by any share¬holder of the corporation, or any transfer pursuant thereto, the holder of the said shares to be sold and transferred shall first give fifteen (15) days notice in writing to the secretary of this corporation of intention to Bell the same specifying; (a) the number of such shares to be sold; (b) the price per share; and (c) the terms and conditions of sale. If the shares referred to in said notice are being offered for any consideration other than cash, then the shareholder shall set forth in his said notice, the fair cash equivalent and shall verify the same upon his oath. At any time within fifteen (15) days after filing of such written notice with the secretary, the corporation unless prohibited by law or its by-laws, or in the event it does not exercise its option to purchase, its other, shareholders may purchase all or any part of the shares referred to in said notice, at the price and upon the terms as stated therein. If none or - 2 -

sale such shares at a lower price or on terms more favorable to the purchaser than specified in said notice to the secretary, or at any time after the expiration of said two (2) months’ period, Without first giving a new notice to the secretary of intention to sell, with option to purchase, and otherwise in all particulars fully complying with the provisions thereof and then only in the event purchase be not made by the corporation or its other share holders within said fifteen (15) day period. C. Any sale or transfer, of purported sale or transfer, of the shares of this corporation by any shareholder of the corporation, shall be null and void unless the terms, conditions arid provisions of this Article VII are strictly observed.” 6. These amendments have been approved by the Board of Directors. 7. These amendments have been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote only. The corporation has twenty thousand (20, 000) shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was twenty thousand (20,000). The number of shares voting in favor of the amendment equaile,d the Vote required, and the

[ILLEGIBLE] SANDRA V. GOOCH, Secretary Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of both of their own knowledge and that this declaration was executed on June 27, 1978, at Los Angeles, California. [ILLEGIBLE] DANNY O. VOLLAND [ILLEGIBLE] SANDRA V. GOOCH - 4 -

State of California OFFICE OF THE SECRETARY OF STATE. I, MARCH FONG EU, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this DEC 10 1976 [ILLEGIBLE] Secretary of State SEC/STATE FORM CE-107 (REV. 1.75) OSP

804577 ENDORSED FILED In the office of the Secretary of State of the State of California DEC 10 1976 MARCH FONG EU, Secretary of State [ILLEGIBLE] Deputy ARTICIES OF INCORPORATION OF MRS. GOOH’S NATURAL FOOD STORE I NAME The name of the corporation is Mrs. Gooch’s natural Food Store. II PURPOSES AND POWERS The purposes of the corporation are: (a) Primarily to engage in the specific business of wholesale and retail sale, transfer and distribution of health food and related products to the public. (b) To import, purchase, or otherwise acquire, hold, own, use export, sell or distribute for resale, and generally trade and deal in health foods, confections, vitamins and related products, appliance equipment and supplies relating to the specific purpose of the corporation. (c) To engage in any business or transaction which the Board of Directors of the corporation may from time to time authorize or approve, whether related or unrelated to the business as described in paragraphs (a) and (b) above or to any other business then or theretofore transacted by the corporation. (d) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of the corporation. (e) To transact business anywhere in the world. (f) To have and exercise all rights and powers now or hereafter granted to a corporation by law. -1-

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each paragraph shall, except where otherwise expressed, not be limited or restricted by reference to or inference from the terms of provisions of any other paragraph, but shall be regarded as independent purposes and powers. III PRINCIPAL OFFICE The principal office of the corporation for the transaction of business is in Los Angeles County, California. IV DIRECTORS (a) The number of directors of the corporation is five (5). (b) The names and addresses of the parsons appointed to act as the first directors are: NAME ADDRESS Edward c. Gooch 10425 Summer Holly Circle Los Angeles, Calif. 90024 Danny O. Vollond 804 N. Holbrook Simi Valley, Calif. 93065 Sandra V. Gooch 10425 Summer Holly Circle Los Angeles, Calif. 90024 Donna L. Vollend 804 N. Holbrook Simi Valley, Calif. 93065 Edward Lonnegren, Jr. 7417 Sunnybree Canoga park, Calif. 91306 V STOCK The corporation is authorized to issue only one class of shares having a total number of twenty thousand (20,000) shares. The par value of each share is one Dollar ($1.00) and the aggregate par value of all such shared is Twenty Thousand Dollar ($20,000.00). -2-

VI NO PREFERENCES, PRIVILEGES, RESTRICTIONS No distinction shall exist between the share of the corporation or the holders thereof. IN WITNESS WHEREOF, the undersigned, who are the incorporators, and the above-named first directors of this corporation, have executed these Articles of Incorporation of November 18 , 1976. [ILLEGIBLE] EDWARD C. GOOCH, Incorporator [ILLEGIBLE] DANNY O. VALLOND, Incorporator [ILLEGIBLE] SANDRA V. GOOCH, Incorporator [ILLEGIBLE] DONNA L. VALLOND, Incorporator [ILLEGIBLE] EDWARD LONNEGREN, JR., Incorporator State of California ) ) ss. County of Los Angeles ) On this 18 day of November, in the year 1976, before me. LEWIS W. BOIES, JR., a notary public, in and for said county and state, residing therein, duly commissioned and sworn, personally appeared EDWARD C. GOOCH, DANNY O. VALLOND, SANDRA V. GOOCH, DONNA L. VALLOND, AND EDWARD LONNEGREN, JR., known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written. [ILLEGIBLE] [SEAL] LEWIS W. BOIES, JR., Notary Public -3-